UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/19/2005

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-14837

DE	75-2756163
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

777 West Rosedale, Suite 300, Fort Worth, TX 76104
(Address of Principal Executive Offices, Including Zip Code)

817-665-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

    As previously reported, on June 9, 2005, Bill Lamkin notified Quicksilver Resources Inc. that he intends to retire as Executive Vice President and Chief Financial Officer of Quicksilver prior to the end of 2005. On October 19, 2005, Mr. Lamkin delivered his resignation as Executive Vice President and Chief Financial Officer to Quicksilver, effective October 24, 2005.

    Mr. Lamkin has agreed to continue as a consultant to Quicksilver. On October 24, 2005, he entered into a Consulting Agreement (the "Consulting Agreement") with Quicksilver. The Consulting Agreement provides that Quicksilver will pay Mr. Lamkin $21,100 per month for providing certain consulting services to Quicksilver. The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See Item 1.01 of this Current Report on Form 8-K for information concerning Mr. Lamkin's retirement.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits:

    Exhibit
    Number          Description
      10.1              Consulting Agreement, dated October 24, 2005, between Quicksilver Resources Inc. and Bill Lamkin

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

Date: October 24, 2005.	By:	/s/ John C. Cirone
John C. Cirone
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Consulting Agreement, dated October 24, 2005, between Quicksilver Resources Inc. and Bill Lamkin